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                                                                       EXHIBIT 3

                                 RESTATED BYLAWS

                                       OF

                             TXU US HOLDINGS COMPANY

     SECTION 1. PLACE OF MEETINGS OF SHAREHOLDERS. All meetings of the shareholders shall be held at the principal office of the Corporation in Dallas, Texas, or at such other place within or without the State of Texas as may be stated in the call and notice.

     SECTION 2. ANNUAL MEETING OF SHAREHOLDERS. The annual meeting of the shareholders for the election of Directors and the transaction of such other business as may properly come before such meeting shall be held at such time as determined by the Board of Directors and as stated in the notice of meeting. In the event that such annual meeting is not held, a subsequent meeting may be held in place thereof and any business transacted or elections held at such meeting shall be as valid as if transacted or held at the annual meeting. Any such subsequent meeting shall be called in the same manner as provided for special meetings of shareholders.

     SECTION 3. SPECIAL MEETINGS OF SHAREHOLDERS. Special meetings of the shareholders may be called by the Chairman of the Board, the President, the Board of Directors or the holders of not less than one-tenth of all the outstanding shares entitled to vote at such meetings, or as otherwise provided in the Articles of Incorporation.

     SECTION 4. NOTICE OF MEETINGS OF SHAREHOLDERS. Written notice of all meetings of shareholders, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to the shareholders of record entitled to vote at such meetings not less than ten (10) nor more than sixty (60) days before the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. A waiver of notice in writing signed by the person or persons entitled to such notice, whether before or after the meeting, shall be equivalent to the giving of such notice.

     SECTION 5. VOTING LIST FOR MEETINGS. The officer or agent having charge of the stock transfer books of the corporation shall make, at least ten days before each meeting of shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder during regular business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or to vote at any meeting of shareholders. Failure to comply with any requirements of this Section 5 shall not affect the validity of any action taken at such meeting.

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     SECTION 6. QUORUM AND VOTING AT MEETINGS OF SHAREHOLDERS. Except as
otherwise provided in the Articles of Incorporation, the holders of a majority of the shares entitled to vote, present in person or by proxy, shall constitute a quorum at any meeting of shareholders, but less than a quorum shall have power to adjourn any meeting from time to time. Except as otherwise provided by statute or by the Articles of Incorporation of the Corporation, when a quorum is present at any meeting a majority of the shares having voting power present in person or represented by proxy shall decide any question brought before such meeting. Except as otherwise provided in the Articles of Incorporation, at any meeting of shareholders each shareholder entitled to vote shall be entitled to one vote for each share of stock held by him, and may vote and otherwise act in person or by proxy.

     SECTION 7. RECORD DATE. Subject to the provisions of the Articles of Incorporation, for the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to receive payment of any dividend, or for any other proper purpose, the Board of Directors may fix in advance a record date for any such determination, such date to be not more than sixty days and, in case of a meting of shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.

     SECTION 8. FORM OF CERTIFICATES OF STOCK AND TRANSFER OF SHARES. Certificates of stock of the Corporation shall be in such form as the Board of Directors may from time to time determine. The stock of the Corporation shall be transferable only on the books of the Corporation by the holders in person or by attorney on surrender of the certificates therefore properly endorsed. The Board of Directors may appoint one or more transfer agents and one or more registrars of the stock. The Corporation shall be entitled to treat the holder of record of any shares of the Corporation as the owner thereof for all purposes, and shall not be bound to recognize any equitable or other claim to, or interest in, such shares or any rights deriving from such shares, on the part of any other person, unless and until such other person becomes the holder of record of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such other person.

     SECTION 9. SIGNING OF CERTIFICATES OF STOCK. Certificates of stock of the Corporation shall be signed by the Chairman of the Board, the President or a Vice President and either the Secretary or an Assistant Secretary, and shall be sealed with the seal of the Corporation or a facsimile thereof. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar, either of which is other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.

     SECTION 10. NUMBER, ELECTION AND TENURE OF DIRECTORS. The affairs of the Corporation shall be managed by a Board of Directors. The number of Directors of the Corporation shall initially be established by the Articles of Incorporation and shall thereafter be established from time to time by resolution of the Board of Directors, and shall consist of at least one (1) or more members, who shall be chosen at the annual meeting of shareholders, or at any meeting of shareholders held in place thereof, and shall serve until their successors are elected unless removed as herein provided for.

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     Vacancies in the Board of Directors, including vacancies arising from an increase in the number of Directors, shall be filled by a majority of the Directors then in the office and such new Directors shall serve until the next annual meeting of shareholders. Any or all of the Directors may at any time be removed, whether cause be assigned for such removal or not, by the vote of the holders of a majority in aggregate number of the shares of stock of the Corporation then entitled to vote at an election of Directors.

     SECTION 11. MEETINGS OF DIRECTORS. Meetings of the Board of Directors shall be held at the time and place fixed by resolution of the Board of Directors or upon the call of the Chairman of the Board or the President. The Secretary or officer performing his duties shall give at least twenty-four hours' notice of all meetings of Directors by mail, telegram, facsimile or hand delivery to the last known address of each Director, provided that a meeting may be held without notice immediately after the annual meeting of shareholders, and notice need not be given of regular meetings held at such time as may be fixed by a resolution of the Board. Meetings of the Directors may be held at any time without notice if all Directors are present or if those not present waive notice either before or after the meeting. At any meeting of Directors a majority of the total number of Directors shall constitute a quorum, but less than a quorum shall have power to adjourn the meeting from time to time.

     SECTION 12. COMMITTEES. The Board of Directors may designate from among its members one (1) or more committees, each of which shall be comprised of one (1) or more of its members, and may designate one (1) or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee. Any such committee, to the extent provided in the resolution establishing such committee, shall have and may exercise all the authority of the Board of Directors, subject to statutory limitations.

     SECTION 13. OFFICERS. The Board of Directors, after the annual meeting of shareholders each year, may elect one of their number Chairman of the Board, shall elect one of their number President, may elect one or more Vice Presidents, shall elect a Secretary and may elect a Treasurer, and may elect one or more Assistant Secretaries and Assistant Treasurers and such other officers as they may from time to time deem proper. The same person may be elected to and hold more than one office. The Chairman of the Board shall be the chief executive officer of the Corporation. He shall preside at all meetings of shareholders and of the Board of Directors. In the absence of a President, the Chairman of the Board shall also be considered to be the President of the Corporation and shall perform the duties and exercise the powers of the President. In the absence of the Chairman of the Board, the President shall preside at all meetings of the Board of Directors and the shareholders and shall perform the duties and exercise the powers of the Chairman of the Board. The Vice Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of a Chairman of the Board and President, perform the duties and exercise the powers of the President. The Secretary shall attend all meetings of the Board of Directors and of the shareholders and record votes and minutes of proceedings in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of shareholders and special meetings of the Board of Directors. The Treasurer shall have custody of corporate funds and securities, shall keep full and accurate account of receipts and disbursements of the Corporation, and shall deposit all moneys and other valuable effects in the name

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and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation pursuant to instructions from the Board of Directors, and shall render to the Chairman of the Board and Directors, at the regular meetings of the Board or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation. In the absence of the Secretary or Treasurer, the Assistant Secretaries or Assistant Treasurers may perform their duties or exercise their powers, respectively, or such other duties as may be conferred on them by the Board of Directors or other officers.

     The term of office of all officers shall be one year, or until their respective successors are chosen and qualified, but any officer may be removed from office for or without cause at any time by the Board of Directors. Whenever any vacancy shall occur in any office by death, resignation, increase in the number of offices of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until his successor is chosen and qualified. Notwithstanding the foregoing paragraph, the officers of the Corporation shall have such other powers and duties as usually pertain to their offices, respectively, as well as such other powers and duties as may from time to time be conferred by the Board of Directors.

     SECTION 14. EXECUTIVE AND OTHER COMMITTEES. The Board of Directors, as soon as may be after the annual meeting each year, may appoint an Executive Committee to consist of the Chairman of the Board, the President and such number of the Directors as the Board may from time to time determine. Such Executive Committee shall have and may exercise all the powers of the Board during the intervals between its meetings which may be lawfully delegated, such to such limitations as may be provided by resolution of the Board of Directors. The Board shall have the power at any time to change the membership of such committee and to fill vacancies on it. The Executive Committee may elect a chairman and make rules for the conduct of its business and appoint such assistants as it may deem necessary. A majority of the members of such committee shall constitute a quorum. The Board of Directors may designate such other committees as it may deem necessary.

     SECTION 15. AUDIT COMMITTEE. The Board of Directors, at the annual meeting each year, may appoint an Audit Committee to consist of such number of the members of the Board of Directors as the Board may from time to time determine. Such Audit Committee shall select and nominate to the board, for its consideration, a firm of certified public accountants to audit the books of account and records of the Company and to perform related services for the ensuing year, and said committee shall discuss the audit work with the auditors appointed to perform the audit and shall perform such other services as the Board shall direct from time to time by resolution of the Board of Directors. The Audit Committee may elect a chairman and may make rules for the conduct of its business and appoint such committees and assistants as it may deem necessary. A majority of members of such committee shall constitute a quorum.

     SECTION 16. TRANSACTIONS WITH THE CORPORATION. A Director of the Corporation shall not be disqualified by his office from dealing or contracting with this Corporation, either as a vendor, purchaser or otherwise, nor shall any transaction or contract of the Corporation be void or voidable by reason of the fact that any Director or any firm of which any Director is a member, or any corporation of which any Director is a shareholder or Director, is in any way interested in such transaction or contract, provided that such transaction or contract is or shall be authorized, ratified or approved either (1) by vote of the majority of a

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quorum of the Board of Directors, without counting in such majority or quorum any Director so interested; or (2) by a vote of the shareholders or by a consent signed by such holders; nor shall any Director be liable to account to the Corporation for any profits realized by him from or through any transaction or contract of this Corporation authorized, ratified or approved, as aforesaid, by reason of the fact that he or any firm of which he is a member or any corporation of which he is a shareholder or Director was interested in such transaction or contract. Nothing herein contained shall create any liability in the events above described or prevent the authorization, ratification or approval of such contracts in any other manner provided by law.

     SECTION 17. INSURANCE, INDEMNIFICATION AND OTHER ARRANGEMENTS. Without further specific approval of the shareholders of the Corporation, the Corporation shall indemnify and may purchase, enter into, maintain or provide insurance or other arrangements for the benefit of any person who is or was a Director, officer, employee or agent of the Corporation or is or was serving another entity at the request of the Corporation as a Director, officer, employee, agent or otherwise, to the fullest extent permitted by the laws of the State of Texas, including without limitation Art. 2.02-1 of the Texas Business Corporation Act or any successor provision, against any liability asserted against or incurred by any such person in any such capacity or arising out of such person's service in such capacity whether or not the Corporation would otherwise have the power to indemnify against any such liability under the Texas Business Corporation Act. If the laws of the State of Texas are amended to authorize the purchase, entering into, maintaining or providing of insurance, indemnification or other arrangements in the nature of those permitted hereby to a greater extent than presently permitted, then the Corporation shall have the power and authority to purchase, enter into, maintain and provide any additional insurance, indemnification or other arrangement in such regard as shall be permitted from time to time by the laws of the State of Texas without further approval of the shareholders of the Corporation. No repeal or modification of such laws or this Section shall adversely affect any such insurance, arrangement or right to indemnification existing at the time of such repeal or modification.

     SECTION 18. AMENDMENT OF BYLAWS. These bylaws may be amended by the Board of Directors or the shareholders.

     SECTION 19. ACTION BY CONSENT. Any action required to be taken at a meeting of the Directors or the shareholders may be taken without a meeting if a consent in writing shall be signed by the persons legally required and entitled to vote on such action.

January 1, 2002

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